  As filed with the Securities and Exchange Commission on February 23, 1999.

                                                      Registration No. 33-79394

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 3

                                   ON FORM S-3 TO
                         REGISTRATION STATEMENT ON FORM S-1
                           UNDER THE SECURITIES ACT OF 1933

                          AFFILIATED COMPUTER SERVICES, INC.
                (Exact name of registrant as specified in its charter)

             DELAWARE                                51-0310342

    (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                              2828 NORTH HASKELL AVENUE
                                 DALLAS, TEXAS 75204
                                    (214) 841-6111
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                     OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   _______________


                                    DAVID W. BLACK
                          AFFILIATED COMPUTER SERVICES, INC.
                              2828 NORTH HASKELL AVENUE
                                 DALLAS, TEXAS  75204
                                    (214) 841-6152

                        (NAME, ADDRESS, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   WITH A COPY TO:

                                 DAVID G. LUTHER, JR.
                                HUGHES & LUCE, L.L.P.
                            1717 MAINS STREET, SUITE 2800
                                  DALLAS, TX  75201
                                    (214) 939-5535

                                   _______________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   No longer
applicable because shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                      COMMON STOCK REMOVED FROM REGISTRATION

     Affiliated Computer Services, Inc., a Delaware corporation (the "ACS"), filed a Registration Statement on Form S-1 (File No. 33-79394) with the Securities and Exchange Commission (the "Commission") which was converted to a Form S-3 by Post-Effective Amendment No. 2 on Form S-3 (the "Registration Statement") filed with the Commission on September 28, 1995 (File No. 33-79394) registering 20,895,428 shares (after taking into account a two-for-one stock split) of Class A common stock, par value $.01 per share (the "Class A Common Stock"), of ACS to be offered from time to time by certain selling stockholders (the "Offering"). ACS's obligation to maintain the effectiveness of such Registration Statement has expired. Pursuant to the ACS's undertaking in the Registration Statement, ACS files this Post-Effective Amendment No. 3 to remove from registration any shares of Class A Common Stock that were registered in the Offering but remain unsold.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 23, 1999.

                                   AFFILIATED COMPUTER SERVICES, INC.


                                   By: /s/ JEFFREY A. RICH
                                       ----------------------------------
                                       President, Chief Executive Officer
                                       and Director

                                  POWER OF ATTORNEY

     We, the undersigned officers and directors of Affiliated Computer Services, Inc., hereby severally constitute and appoint Jeffrey A. Rich and David W. Black, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Affiliated Computer Services, Inc.'s Registration Statement on Form S-3, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                            Title                             Date
     ---------                            -----                             ----
/s/ DARWIN DEASON             Chairman of the Board                   February 23, 1999
------------------------      and Director
Darwin Deason

/s/ JEFFREY A. RICH           President, Chief Executive Officer      February 23, 1999
------------------------      and Director
Jeffrey A. Rich

/s/ MARK A. KING              Executive Vice President,               February 23, 1999
------------------------      Chief Financial Officer and
Mark A. King                  Director

/s/ HENRY G. HORTENSTINE      Executive Vice President                February 23, 1999
------------------------
Henry G. Hortenstine

/s/ DAVID W. BLACK            Executive Vice President, Secretary,    February 23, 1999
------------------------      General Counsel and Director
David W. Black

/s/ PETER A. BRACKEN          Executive Vice President and Director   February 23, 1999
------------------------
Peter A. Bracken

/s/ CLIFFORD M. KENDALL       Director                                February 23, 1999
------------------------
Clifford M. Kendall

/s/ JOSEPH P. O'NEILL         Director                                February 23, 1999
------------------------
Joseph P. O'Neill

/s/ FRANK A. ROSSI            Director                                February 23, 1999
------------------------
Frank A. Rossi



                                       II-2